Exhibit 99.9

SUBSCRIPTION AGREEMENT

Jacksonville Bancorp, Inc.

100 North Laura Street

Suite 1000

Jacksonville, Florida 32202

Attention: Stephen C. Green

Ladies and Gentlemen:

I hereby irrevocably subscribe for and agree to purchase the number of shares of common stock, $0.01 par value per share (the “Shares”), of Jacksonville Bancorp, Inc. (the “Company”) indicated below, at the purchase price of $0.50 per Share. I have received a copy of the Company’s prospectus dated [            ], 2013 and prospectus supplement dated [            ], 2013 (together, the “Prospectus”). I understand that my purchase of the Shares involves significant risk, as described under “Risk Factors” in the Prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of the Company’s offering of the Shares, the accuracy or adequacy of the Prospectus, or any recommendation or endorsement concerning an investment in the Shares.

I understand that this subscription is subject to the availability of the Shares, and the sole discretion of the Company to accept or reject this and any other subscription, in whole or in part, for any reason. I understand that this subscription is irrevocable.

Simultaneously with the delivery of this Subscription Agreement, I have submitted to SunTrust Bank, the escrow agent, the total purchase price for the Shares in the amount of $0.50 multiplied by the number of Shares set forth below, by one of the following methods:

•

check payable to “SunTrust Bank, as Escrow Agent for Jacksonville Bancorp, Inc.” drawn upon a U.S. bank and delivered to SunTrust Bank, at 919 E. Main Street, 7th Floor, Richmond, VA 23219, Attention: Nickida Dooley; or

•	by wire transfer of immediately available funds to the following escrow account maintained by the escrow agent: [ ].

In the event that the offering is cancelled, or that my subscription is rejected in whole or in part, I understand that my subscription funds will be returned to me as described in the Prospectus.

I understand that the Shares will be issued to me in book-entry (uncertificated) form as soon as possible upon the Company’s acceptance of my subscription, as described in the Prospectus.

THIS SUBSCRIPTION AGREEMENT IS FINAL AND BINDING, AND IS IRREVOCABLE, UNTIL THE EXPIRATION OF THE PUBLIC OFFERING PERIOD.

	X	$0.50	=	$
Number of Shares		Price per Share		Purchase Price

(SUBMIT THE FULL PURCHASE PRICE FOR THE SHARES TO THE ESCROW AGENT AT THIS TIME)

SUBSTITUTE W-9

Under penalty of perjury, I certify that: (1) the Social Security number or IRS Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding.

INSTRUCTION: YOU MUST CROSS OUT (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

[Signature Page Follows]

SUBSCRIBER (individual)*	SUBSCRIBER (entity)*

Signature	Name of Entity

Print Name	Signature

Address of Principal Residence:

Print Name:

Title:

Social Security Number:	Address of Executive Offices:

Telephone Number:

Facsimile Number:	IRS Tax Identification Number:

Please provide name of Subscriber exactly as it should appear on the books and records of the Company (if different than above):
Telephone Number:

Facsimile Number:

Please provide name of Subscriber exactly as it should appear on the books and records of the Company (if different than above):

*	When signing as attorney, trustee, administrator, or guardian, please give your full title as such. If a corporation or other entity, please sign in full corporate name by an authorized officer. In the case of joint tenants, each joint owner must sign.

TO BE COMPLETED BY THE COMPANY:

Accepted as of             , 2013, as to              Shares.

JACKSONVILLE BANCORP, INC.

By:
Name:
Title:

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